UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2013
Date of Earliest Event Reported: September 27, 2013

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail below under Item 5.02, which disclosure is incorporated by reference into this Item 3.02, the Board of Directors of Vertex Energy, Inc. (the “Company”) approved the grant of options to purchase an aggregate of 515,000 shares of the Company’s common stock to various officers, directors and employees of the Company on September 27, 2013.  Subsequent to the date of this filing, the Company plans to file a Form S-8 registration statement to register the shares underlying the options and the shares issuable pursuant to the Company’s 2013 Stock Incentive Plan.

The grants described above were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, since the grants did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients (a) were “accredited investors,” (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933, as amended; and/or (c) were officers and directors of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 27, 2013, the Board of Directors of the Company approved (i) the grant of non-qualified stock options to purchase an aggregate of 240,000 shares of the Company’s common stock (60,000 options each) to each of Dan Borgen, David Phillips, Christopher Stratton and Timothy Harvey, all non-executive members of the Board of Directors; (ii) the grant of incentive stock options to purchase an aggregate of 100,000 and 100,000 shares of the Company’s common stock to Benjamin P. Cowart and Chris Carlson, respectively, the Chief Executive Officer and Chief Financial Officer of the Company; and (iii) incentive stock options to purchase an aggregate of 75,000 shares of the Company’s common stock to Mike Stieneker, the General Manager of H&H Oil, L.P., an entity wholly-owned by the Company, each in consideration for services to be rendered by such persons through July 2017 (collectively, the “Options”).

The Options were granted under the Company’s 2013 Stock Incentive Plan (the “Plan”) and the Options (other than Mr. Cowart’s Options) had a term of ten years; provided that Mr. Cowart’s Options have a term of five years, subject in all cases to the terms and conditions of the Plan.  The Options vest to each individual at the rate of 1/4th of such Options per year on each of July 25, 2014, July 25, 2015, July 25, 2016 and July 25, 2017.  The Options (other than Mr. Cowart’s) had an exercise price of $2.96 per share, the mean between the highest and lowest quoted selling prices of the Company’s common stock on the NASDAQ market on the effective date of the grant of the Options (the “Market Price”); provided that Mr. Cowart’s Options had an exercise price of $3.26 per share, representing 110% of the Market Price.

Additionally, effective September 27, 2013, the Company’s Compensation Committee approved annual base compensation of $267,500 for Mr. Cowart for the 2013 fiscal year and annual compensation of $195,000 for Mr. Carlson for the 2013 fiscal year.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Form of 2013 Stock Incentive Plan Stock Option Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 30, 2013	By: /s/ Chris Carlson
Chris Carlson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of 2013 Stock Incentive Plan Stock Option Agreement

* Filed herewith.